UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Share issuances related to consulting and the appointment of a new Director

The Board of Directors has authorized the following issuances of restricted common stock as compensation for support of its Robo Agent software project:

A)	an addition one million five hundred thousand (1,500,000) shares of restricted common stock to a senior executive in the residential real estate industry bringing their total holdings to two million (2,000,000) shares;
B)	An addition one million (1,000,000) shares of restricted common stock to a business owner who specializes in corporate training software and systems bringing their total holdings to two million (2,000,000) shares;
C)	An additional one million (1,000,000) shares of restricted common stock to a senior real estate industry training professional bringing their total holdings to two million (2,000,000) shares;
D)	An additional two million (2,000,000) shares of restricted common stock to an individual who has been assisting with its Robo Agent software for almost 2 years, and is now a newly appointed Director of the Company bringing their total holdings to three million (3,000,000) shares;
E)	An issuance of 7,200 shares of Series X Preferred stock to a newly appointed Director, consistent with the holdings of other Directors.

These issuances of an additional five million five hundred thousand (5,500,000) shares of restricted common stock in total for compensation noted above, when combined with the shares noted below for payment of the Series X dividends, will bring the total shares outstanding to approximately 58 million. Based on the closing share price of $.035 the Company expects to take a charge of $175,000 related to these restricted common stock issuances.

With the additional 7,200 shares of Series X Preferred stock issued to the new member of the Board of Director, the total number of shares outstanding will be 70,903. Based on a face price of $25 per share the Company expects to take a charge of $218,305 related to this Series X Preferred issuance.

Series X Preferred Stock dividend payments for Q3 FY2026

As of September 30, 2026, the Company had 63,703 shares of its Series X Preferred stock whose total face value is $1,592,575, and which bears interest at 10% annually. The interest can be paid through the issuance of restricted common stock priced using the closing price per share on the 15th of each month. The Company will issue a total of 737,309 shares of restricted common stock for the payment of its dividends on its Series X Preferred shares for Q3 FY2026. The issuances will be as follows: Leath – 83,334 shares, Balencic – 83,334 shares, Valania – 83,334 shares, Mitchell – 27,779 shares, Clifton – 27,779 shares, Anglo Irish – 431,749 shares.

Series A Preferred Stock redemptions for Q3 FY2026

During Q3 the majority holders of the Series A Preferred shares elected to cease any further redemptions until such time as a new and better approach might be agreed upon. No agreement has been reached at this time, and as such there will be no shares issued for redemption of the Series A Preferred stock until such time as an agreement can be reached.

Series X Preferred Stock issuance for compensation

In conjunction with the appointment of a new member of the Board of Directors the Company has issued 7,200 shares of its Series X Preferred stock.

As a result of this issuance the Company now has 70,903 shares of its 10% Series X Cumulative Redeemable Perpetual Preferred Stock (the “Series X Preferred Stock”) outstanding. The Series X Preferred Stock has a par value of $0.01 per share, no stated maturity, a liquidation preference of $25.00 per share, and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company decides to redeem or otherwise repurchase the Series X Preferred Stock; the Series X Preferred Stock is not redeemable prior to November 4, 2020. The Series X Preferred Stock will rank senior to all classes of the Company’s common and preferred stock and accrues dividends at the rate of 10% per annum on $25.00 per share. Beginning in October 2024, the Company elected to use the closing stock price on the 15th of each month to determine the number of shares to be issued in payment of the dividend. Each one share of the Series X Preferred Stock is entitled to 400 votes on all matters submitted to a vote of our shareholders, and as of the date of this filing the holders of its Series X Preferred shares have over 5% voting control of the Company’s stock.

The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2026, the Board of Directors appointed Frank Panunto to its Board of Directors. Mr. Panunto is a proven turnaround operator with three decades of experience in franchise operations. He has helped turn underperforming franchises into profitable, award-winning businesses across multiple industries, operated more than 25 locations, and completed more than 1,000 real estate transactions. He has also participated in major national mixed-use development projects and has been selected by large independent and publicly traded brokerages to help expand their market presence. His business interests include sports, commercial real estate, and residential real estate.

Frank Panunto is currently employed as Vice President of Growth, U.S. East, at eXp Realty, where he has worked since July 2022. He has held senior growth positions with the company and has served as Vice President of Growth, U.S. East, since January 2024.

From 2014 to 2023, Panunto served as Branch Manager of Long & Foster Real Estate’s Bear, Delaware office. Before joining Long & Foster, he held a real estate management position focused on corporate recruiting, agent training and education, and strategic market development. Earlier in his career, he spent 19 years in residential real estate sales, serving buyers and sellers in New Castle County, Delaware.

Prior to joining Long and Foster, Mr. Panunto was a Team Leader at Keller Williams. He took over an underperforming real estate office and grew it to more than 150 agents and over $350 million in sales volume. From 2002 to 2010, he was a high-producing RE/MAX agent, reaching the top 2% of agents in Delaware.

Before that, he joined Patterson-Schwartz Realty in January 1996, after obtaining his real estate license in 1995. He was named Rookie of the Year after leading all new agents in company sales. While selling homes, he founded PANGRO Home Improvements, which pursued construction and investment opportunities and continues to operate today.

After graduating college, Mr. Panunto owned and operated The WingManfranchise, opening two locations in Maryland before selling the business to a competitor that approached him about an acquisition

Panunto earned a bachelor’s degree in architectural design from the University of Delaware in 1991. He is based in Wilmington, Delaware.

In conjunction with his appointment the Board has authorized the issuance of both restricted common stock and Series X Preferred shares to Mr. Panunto such that his compensation is consistent with all others on the Board. He has been assisting the Company with its AI based application software, Robo Agent for over 18 months and for that effort he had previously been awarded one million shares of restricted common stock. He will now be issued an additional two million shares of restricted common stock, with a total holding of three million shares. He will also be issued 7,200 shares of Series X Preferred shares, which have super voting rights equal to 400 votes per share as noted above.

Item 8.01 Other Events.

The Company continues discussions with a number of acquisition candidates and the restructuring of its Bridge notes and Series A Preferred shares.

The Company issued a press release announcing the appointment of a new Directors on October 28, 2026. A copy is attached as Exhibit 99.1 to this filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated October 28, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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